UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2012

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware	000-20201	06-0967107
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)	Identification No.)

114 W. 41st Street, New York, New York	10036
(Address of principal executive offices)	(Zip code)

(212) 840-5666
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
On March 30, 2012, Hampshire Group Limited (the “Company”) entered into individual agreements with each of Heath Golden, President and Chief Executive Officer of the Company, and Eric Prengel, President of the Company’s Men’s Division, pursuant to which each of Mr. Golden and Mr. Prengel agreed that 90,000 shares of unvested restricted stock of the Company previously held by them were to be canceled and extinguished, and, in connection therewith, options to purchase 80,000 shares of common stock of the Company were to be granted to each of them.  Twenty-five percent (25%) of such options, which were granted on March 30, 2012, will vest and become exercisable on December 31st of each of 2012, 2013, 2014, and 2015, and the options will expire on March 30, 2022.  The exercise price of the options is $2.05, which represents the price of the Company’s common stock, as quoted on the OTC Markets, at the end of the trading day on March 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By: /s/ Heath L. Golden
Name: Heath L. Golden
Title: President and Chief Executive Officer

Dated: April 4, 2012